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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): June 8, 2000


                             AVIVA PETROLEUM INC.
            (Exact name of registrant as specified in its charter)


           Texas                        0-22258                  75-1432205
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                           Identification Number)

         8235 Douglas Avenue,                                        75225
       Suite 400, Dallas, Texas                                   (Zip Code)
(Address of principal executive offices)


                                (214) 691-3464
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 2. Acquisition or Disposition of Assets

   On June 8, 2000, Aviva Petroleum Inc. (the "Company") entered into agreements with the Company's senior secured lender, Crosby Capital, LLC ("Crosby"), in order to restructure the Company's senior debt which, including unpaid interest, aggregated $16,103,064 as of May 31, 2000. Pursuant to the agreements, Crosby canceled $13,353,064 of such debt and transferred to the Company 1,200,000 shares of the Company's common stock and warrants for 1,500,000 shares of the Company's common stock in exchange for the general partner rights and an initial 77.5% partnership interest in Argosy Energy International ("Argosy"), a Utah limited partnership, which holds the Company's Colombian properties. Following the transaction, Aviva Overseas, Inc. ("Aviva Overseas"), a wholly owned subsidiary of the Company, owns a 22.1196% limited partnership interest in Argosy. An additional 7.5% limited partnership interest will be transferred from Crosby to Aviva Overseas when Crosby has received in distributions from Argosy an amount equal to $3,500,000 plus interest at the prime rate plus 1% on the outstanding balance thereof.

   In order to assist Crosby in maximizing the value of its interest in Argosy, Crosby entered into a Service Agreement with Aviva Overseas pursuant to which Aviva Overseas will provide certain services in administering Crosby's Colombian assets in exchange for a monthly fee. The fee is $71,000 per month for the period June 1, 2000 through March 31, 2001, $46,000 per month for the period April 1, 2001 through March 31, 2002, and $21,000 per month thereafter as long as the contract is in effect. The Service Agreement provides for a term of 22 months and will continue thereafter from month to month unless terminated by 30-day written notice by either party.

   Crosby retains its interest as senior secured lender in respect of the Company's remaining debt of $2,750,000, which continues to be guaranteed by the Company and its subsidiaries, including Aviva America, Inc., a wholly owned subsidiary, which owns working interests in oil and gas properties at Main Pass Block 41 and Breton Sound Block 31 fields, offshore Louisiana. Such remaining debt accrues interest at 10% per annum, compounded annually, and is due and payable on December 31, 2001. The remaining debt, however, may be converted by the Company, under certain circumstances, into a 15% net profits interest payable to Crosby in any new production at Breton Sound Block 31 field.


Item 7. Financial Statements and Exhibits

b)   Pro Forma Historical Financial Information

     As permitted by Form 8-K, the required pro forma financial information reflecting the transaction with Crosby Capital, LLC will be filed by amendment to this Form 8-K not later than August 22, 2000.

c)   Exhibits

     2.1 Loan, Settlement and Acquisition Agreement dated effective May 31, 2000, by and among Crosby Capital, LLC, Aviva Petroleum Inc., Aviva America, Inc., Aviva Operating Company, Aviva Overseas, Inc., Neo Energy, Inc., Garnet Resources Corporation, Argosy Energy, Inc., and Argosy Energy International.

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                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                AVIVA PETROLEUM INC.



Date:  June 22, 2000            /s/ James L. Busby
                                ------------------------------------------------
                                James L. Busby
                                Secretary, Treasurer and Chief Financial Officer
                                (principal financial and accounting officer)

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EXHIBITS

Number                     Description of Exhibit
------                     ----------------------

 **2.1 Loan, Settlement and Acquisition Agreement dated effective May 31, 2000, by and among Crosby Capital, LLC, Aviva Petroleum Inc., Aviva America, Inc., Aviva Operating Company, Aviva Overseas, Inc., Neo Energy, Inc., Garnet Resources Corporation, Argosy Energy, Inc., and Argosy Energy International.

________
**Filed Herewith

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